Exhibit 23.7


                                     CONSENT

         I, Kevin P. Collins, do hereby consent to serve, if elected, as a Director of Key Energy Group, Inc. ("Key") and to being named as a nominee to the Board of Directors of Key in the Proxy Statement - Prospectus on Form S-4 filed by Key.

                                             /s/ Kevin P. Collilns
                                             Kevin P. Collins



March 1, 1996